UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12.

  Hudson United Bancorp

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Explanatory Note

The following materials were sent to the shareholders of Hudson United Bancorp.

December 30, 2005

Dear Hudson United Shareholders:

Thank you for your support toward completing the merger between TD Banknorth Inc. (“TD Banknorth”) and Hudson United Bancorp (“Hudson United”). We expect to receive required shareholder and regulatory approvals in the near future. Although we can make no assurances, we presently expect that the merger will become effective on or about January 31, 2006.

Under the terms of the merger agreement, each Hudson United shareholder has the opportunity to elect to receive, subject to possible proration, for each share of Hudson United common stock that he or she owns, either:

(i) an amount in cash equal to the sum of (a) $21.07 and (b) 0.7247 times the average per share closing price of TD Banknorth common stock on the New York Stock Exchange (as reported by The Wall Street Journal) for the ten trading-day period ending on the fifth business day prior to completion of the merger (the “Average TD Banknorth Closing Price”); or

(ii) a number of shares of TD Banknorth common stock equal to the cash amount determined in (i) above divided by the Average TD Banknorth Closing Price.

As explained in more detail in the Joint Proxy Statement/Prospectus dated December 7, 2005, the elections of Hudson United shareholders may be subject to proration.

All the documents necessary to complete your election are included in this package. Please review the following documents carefully:

(1)	The Election Form and Letter of Transmittal that enables you to make your stock or cash election and attach your Hudson United stock certificate(s), which includes a Substitute Form W-9 to certify your taxpayer identification /social security number.

(2)	An Instruction Sheet for completing the Substitute Form W-9.

(3)	A Notice of Guaranteed Delivery to be used if none of the procedures for delivering your Hudson United stock certificates can be completed on a timely basis.

(4)	Frequently Asked Questions.

(5)	A Return Envelope for mailing items to the Exchange Agent, Mellon Investor Services LLC.

     Please complete the Election Form and Letter of Transmittal, attach the stock certificate(s) representing the Hudson United shares covered by your election or a properly completed Notice of Guaranteed Delivery, and deliver these items to Mellon Investor Services LLC. The Election Form and Letter of Transmittal and stock certificate(s) or the Notice of Guaranteed Delivery must be received no later than the election deadline, which will be 5:00 p.m., New York City time, January 26, 2006.

There is a limited period of time for you to deliver your Election Form and your stock certificate(s). Therefore, we encourage you to submit your Election Form and Hudson United stock certificate(s) promptly. If you fail to make a proper election by the election deadline for any of your Hudson United shares, you will lose your right to make an election, and you will receive TD Banknorth common stock for your Hudson United shares, subject to possible proration.

Should you have any questions regarding the forms or the election process, please contact Mellon Investor Services LLC at 1-800-982-7650.

William J. Ryan Chairman, President & Chief Executive Officer TD Banknorth Inc.	Kenneth T. Neilson Chairman, President & Chief Executive Officer Hudson United Bancorp

The TD Banknorth/Hudson United Merger
Frequently Asked Questions

1.     When will the merger be completed?

The companies presently expect that the merger will become effective on or about January 31, 2006. We expect to receive the required approvals of regulators and shareholders in the near future, but there can be no assurance that this will be the case or that the merger will become effective on or about January 31, 2006. The election deadline for Hudson United Bancorp (“Hudson United”) shareholders will be 5:00 p.m., New York City time, on January 26, 2006. If the election deadline changes, TD Banknorth Inc. (“TD Banknorth”) and Hudson United will provide information regarding the revised dates in a letter to Hudson United shareholders, in a press release, on their websites at www.td banknorth.com and www.hudsonunitedbank.com, and in a filing with the Securities and Exchange Commission. You may also obtain up-to-date information regarding the election deadline by calling Mellon Investor Services LLC at 1-800-982-7650.

2.     What will I receive in exchange for my Hudson United shares upon completion of the merger?

Each Hudson United shareholder has the opportunity to elect to receive, subject to possible proration, for each share of Hudson United common stock that he or she owns, either:

  an amount in cash equal to the sum of (a) $21.07 and (b) 0.7247 times the average per share closing price of TD Banknorth common stock on the New York Stock Exchange (as reported by The Wall Street Journal) for the ten trading-day period ending on the fifth business day prior to completion of the merger (the “Average TD Banknorth Closing Price”) or a number of shares of TD Banknorth common stock equal to the cash amount determined above divided by the Average TD Banknorth Closing Price”.

See the Joint Proxy Statement/Prospectus, dated December 7, 2005, for a table showing a hypothetical range of Average TD Banknorth Closing Prices and the corresponding merger consideration that you would receive if you elected to receive cash, on the one hand, or if you elected to receive stock, on the other hand, under the merger consideration formula.

3.     How do I make an election if I hold some of my shares through a broker or other nominee?

If you hold some of your shares through a broker or other nominee, only they can make an election for your shares in accordance with your instructions. Please instruct them how to exchange your shares by completing the election instructions you received from them.

4.     When is my Election Form due?

Your Election Form and your Hudson United stock certificate(s) must be submitted to the Exchange Agent, Mellon Investor Services LLC, by the election deadline, which is no later than 5:00 p.m., New York City time, on January 26, 2006. If you hold some of your shares through a broker or other nominee, you must return your election instructions to them in time for them to respond by the election deadline.

5.     Am I guaranteed to receive what I ask for on the Election Form?

No. As explained in more detail in the Joint Proxy Statement/Prospectus, dated December 7, 2005, the elections of Hudson United shareholders may be subject to proration.

Also, instead of issuing fractional shares, TD Banknorth will pay you cash for any fractional share interest based on the Average TD Banknorth Closing Price.

6.     What happens if I do not make an election or I miss the election deadline?

If you do not instruct us by making an election or you miss the election deadline, we will not make an election for you and your failure to make an election will have the same effect as if you elected to receive TD Banknorth common stock for your Hudson United shares, subject to possible proration.

7.     I have received more than one set of election materials in connection with the election. Do I need to complete them all?

Yes. If you received more than one set of election materials, this indicates that you own stock in more than one manner or you own stock in more than one name. For example, you may have shares registered directly with Hudson United or be participating in the Hudson United Dividend Reinvestment Plan; you may own Hudson United shares through a third party, such as a broker or the administrator of an employee savings plan; or you may own shares in both single name and joint name. Each set of election materials you may receive is specific to the manner in which you own your Hudson United shares. Failure to complete one of the Election Forms means that no election will be made with respect to the shares to which that form applies.

8.     Will I have to pay taxes if my shares are exchanged for cash?

An exchange for cash will be treated as a taxable sale of your Hudson United stock. The tax consequences to you of the merger will depend on the facts of your own situation. Therefore, you should consult your tax advisor for a full understanding of the tax consequences to you of exchanging your Hudson United shares for cash. You can also refer to the description of tax consequences in the Joint Proxy Statement/ Prospectus, dated December 7, 2005 previously sent to you.

9.     Will I have to pay taxes if all of my shares are exchanged for TD Banknorth stock?

The exchange of all of your Hudson United shares for TD Banknorth shares will not result in a taxable gain or loss, except for cash received instead of fractional shares. (Of course, if you sell the TD Banknorth shares at a later date, it may result in a taxable gain or loss.) Because individual circumstances may differ, you should consult your tax advisor to determine the tax effect the exchange will have on you. You can also refer to the description of tax consequences in the Joint Proxy Statement/Prospectus dated December 7, 2005 previously sent to you.

10.     Will I be subject to backup withholding?

Each stockholder surrendering certificates representing shares of Hudson United common stock to the Exchange Agent is required to provide the Exchange Agent with a correct Taxpayer Identification Number (“TIN”) on Substitute Form W-9, which is included in box 2 on the Election Form and Letter of Transmittal, and to indicate, if applicable, that such person is not subject to backup withholding. If such person is an individual, the TIN is his or her social security number. If the Exchange Agent is not provided with the correct TIN, such person may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, failure to provide the information on the form may subject such person to 28% federal income tax withholding on any payment. Exempt stockholders (including, among others, certain foreign individuals) are not subject to these backup withholding and reporting requirements and should write “Exempt” on the face of the Substitute Form W-9. However, such stockholders should also provide a TIN to avoid erroneous backup withholding.

11.     Will Hudson United stock continue to trade until the effective time of the merger?

Yes. Hudson United stock will continue to trade on the New York Stock Exchange during the election period and until the effective time of the merger. However, after your shares are sent to the Exchange Agent, you will not be able to trade them.

12.     What will I receive as future dividends if I elect to receive TD Banknorth common stock?

Your TD Banknorth shares will be eligible for any TD Banknorth dividends that are declared by the TD Banknorth Board of Directors. You can find information relating to TD Banknorth’s historical payment of dividends in the Joint Proxy Statement/ Prospectus, dated December 7, 2005, previously sent to you.

It is important to note that if you are entitled to receive TD Banknorth shares in the merger, you will not receive any TD Banknorth dividends until your Hudson United stock certificates are delivered to the Exchange Agent for exchange.

13.     How long will it take to receive cash or TD Banknorth shares after the merger effective date?

If the Exchange Agent receives a valid Election Form and your Hudson United stock certificate(s) by the election deadline, you will receive your cash or TD Banknorth shares within 10 business days after the effective date of the merger. If the Exchange Agent receives your Hudson United stock certificate(s) after the election deadline, the Exchange Agent should mail your cash or TD Banknorth shares within seven business days of receipt.

14.     What if I have lost my Hudson United stock certificate(s)?

You should contact Hudson United’s transfer agent, American Stock Transfer and Trust Company, as soon as possible at (800) 937-5449 to arrange for replacement of your lost certificates, which you will then need to submit with the Election Form and Letter of Transmittal. As there is a limited amount of time to accomplish this, please act quickly.

15.     What if my address has changed?

Either correct your address on the Election Form or submit your new address in writing with the Election Form and Letter of Transmittal.

16.     Can my cash or TD Banknorth shares be sent to an address other than the address on record?

Yes. Complete the Special Delivery Instructions section on the Election Form and Letter of Transmittal.

17.     Should I insure the Hudson United stock certificate(s) I mail for exchange?

We suggest that you return your Hudson United stock certificate(s) by Certified Return Receipt mail and insure the certificate(s) for one percent of the current market value of the shares, plus $200. If your shares are lost in the mail, you will be required to pay one percent of the current market value of the shares, plus a service fee of up to $200, to the Exchange Agent in order to receive your cash or TD Banknorth shares.

18.     Should I sign my Hudson United stock certificate(s) before returning them?

No. Your completed and signed Election Form and Letter of Transmittal will eliminate the need to sign your stock certificate(s).

19.     Should the signed Election Form and stock certificates be mailed in the same envelope?

Yes, attach your certificates to the signed Election Form and Letter of Transmittal.

20.     What happens to my shares held in the Hudson United Dividend Reinvestment Plan?

If you elect cash for all of your shares and there is no proration of cash, you will receive cash for all of your Hudson United shares, including shares held in your Hudson United Dividend Reinvestment Plan account. If you elect to receive TD Banknorth shares with respect to shares held in your Hudson United Dividend Reinvestment Plan account (or receive TD Banknorth shares in exchange for the Hudson United shares held in your Dividend Reinvestment Plan account as a result of a proration of cash elections), you will not be automatically enrolled in the TD Banknorth Investor Services Program and you will receive a Direct Registration Statement representing the TD Banknorth shares you received in exchange for your Hudson United Dividend Reinvestment Plan account shares. TD Banknorth will send you information on the TD Banknorth Investor Services Program, including information on how to enroll in the Program, following completion of the merger.

21.     What is the trading symbol for TD Banknorth common stock?

TD Banknorth common stock is listed on the New York Stock Exchange and the trading symbol is "BNK."

22.     What if I never exchanged my shares I held in banks acquired by Hudson United?

You should contact Hudson United’s transfer agent, American Stock Transfer and Trust Company, as soon as possible at (800) 937-5449 to arrange for the exchange of your certificates into Hudson

United Bancorp common stock, which you will then need to submit with the Election Form and Letter of Transmittal. As there is a limited amount of time to accomplish this, please act quickly.

23.     Who do I call if I have additional questions or need more information?

You may contact the Exchange Agent, Mellon Investor Services, directly at 1-800-982-7650.

These materials may be deemed to be solicitation material in respect of the proposed merger of TD Banknorth and Hudson United Bancorp. In connection with the proposed transaction, a registration statement on Form S-4 has been filed with the Securities and Exchange Commission (“SEC”). Shareholders of TD Banknorth and shareholders of Hudson United are encouraged to read the registration statement and any other relevant documents filed with the SEC, including the joint proxy statement/prospectus that is part of the registration statement, because they contain important information about the proposed merger. The final joint proxy statement/prospectus has been mailed to shareholders of TD Banknorth and shareholders of Hudson United. Investors and security holders may obtain the documents free of charge at the SEC’s website, www.sec.gov, from TD Banknorth, Two Portland Square, P.O. Box 9540, Portland, Maine 04112-9540, Attention: Investor Relations, or from Hudson United, 1000 MacArthur Boulevard, Mahwah, New Jersey 07430, Attention: Investor Relations.

TD Banknorth, Hudson United Bancorp and their respective directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed transactions. Information regarding TD Banknorth’s directors and executive officers is available in TD Banknorth’s proxy statement for its 2005 annual meeting of shareholders, which was filed with the SEC on April 20, 2005, and information regarding Hudson United’s directors and executive officers is available in Hudson United’s proxy statement for its 2005 annual meeting of shareholders, which was filed with the SEC on March 23, 2005. Additional information regarding the interests of such potential participants is included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC.

These materials contain certain forward-looking statements with respect to the financial condition, results of operations and business of TD Banknorth and TD Banknorth’s acquisition of Hudson United Bancorp. Words such as “expect”, “feel”, “believe”, “will”, “may”, “anticipate”, “plan”, “estimate”, “intend”, “should” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited, to, changes in general economic conditions, interest rates, deposit flows, loan demand, competition, legislation or regulation and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and accounting and technological factors affecting TD Banknorth’s operations. In addition, acquisitions may result in large one-time charges to income, may not produce revenue enhancements or cost savings at levels or within time frames originally anticipated and may result in unforeseen integration difficulties. Investors are encouraged to access TD Banknorth’s periodic reports filed with the SEC for financial and business information regarding TD Banknorth, including information which could affect TD Banknorth’s forward-looking statements. TD Banknorth does not undertake any obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

These materials may be deemed to be solicitation material in respect of the proposed merger of TD Banknorth and Hudson United Bancorp. In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the SEC. Shareholders of Hudson United are encouraged to read the registration statement and any other relevant documents filed with the SEC, including the joint proxy statement/prospectus that will be part of the registration statement, because they will contain important information about the proposed merger. The final joint proxy statement/prospectus will be mailed to shareholders of Hudson United. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov or from Hudson United, 1000 MacArthur Boulevard, Mahwah, New Jersey 07430, Attention: Investor Relations.

Hudson United Bancorp and its directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed transactions. Information regarding Hudson United’s directors and executive officers is available in Hudson United’s proxy statement for its 2005 annual meeting of shareholders, which was filed with the SEC on March 23, 2005. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.